UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

MN	1-7945	41-0216800
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N.	Shoreview	MN	55126-2966
(Address of principal executive offices)			(Zip Code)

(651) 483-7111
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

Effective January 1, 2020, Deluxe Corporation (the "Company") reorganized its reportable business segments to align with structural and management reporting changes in support of its growth strategy. Under this revised reporting structure, beginning with the filing of the Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, the Company will present four reportable segments, as follows:

•
Payments – This segment includes the Company's treasury management solutions, including remittance and lockbox processing, remote deposit capture, receivables management, payment processing and paperless treasury management, in addition to payroll and disbursement services, including ePayments and fraud and security services.

•
Cloud Solutions – This segment includes web hosting and design services, data-driven marketing solutions and hosted solutions, including digital engagement, logo design, financial institution profitability reporting and account switching tools, and business incorporation services.

•	Promotional Solutions – This segment includes business forms, accessories, advertising specialties, promotional apparel, retail packaging and strategic sourcing services.

•Checks – This segment includes printed personal and business checks.

In conjunction with the above realignment, the Company will begin presenting corporate operations, consisting of those costs that are not directly attributable to a business segment. Such costs will consist primarily of marketing, accounting, information technology, facilities, executive management, legal, tax and treasury costs that support the corporate function. Corporate operations will also include other income.

Under the new segment structure, the Company's chief operating decision maker (i.e., the Chief Executive Officer) will review earnings before interest, taxes, depreciation and amortization (EBITDA) on an adjusted basis for each segment when deciding how to allocate resources and to assess segment operating performance. Adjusted EBITDA for each segment will exclude depreciation and amortization expense, interest expense, income tax expense and certain other amounts, which may include, from time to time: asset impairment charges; restructuring, integration and other costs; CEO transition costs; share-based compensation expense; acquisition transaction costs; certain legal-related expense; gains or losses on sales of businesses and customer lists; and gains or losses on debt retirements.

This Current Report includes unaudited, recast financial information relative to business segment revenue and adjusted EBITDA for the year ended December 31, 2019, as included in the materials furnished hereunder as Exhibits 99.1 and 99.2. The Company did not operate under the new segment structure during 2019.

The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and does not affect the Company's reported net income, earnings per share, total assets or shareholders' equity for any of the previously reported periods, nor does it reflect any subsequent information or event, other than as required to reflect the segment reorganization described above.

The information in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On February 25, 2020, the Company issued a press release in connection with its Analyst and Investor Day on February 25, 2020. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company used the materials furnished as Exhibit 99.2 to this Current Report on Form 8-K in connection with its Analyst and Investor Day, and intends to use them from time to time. It will also post the presentation materials on its website at www.deluxe.com/investor.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 25, 2020, of Deluxe Corporation reporting 2020 guidance and 2023 estimates (furnished)
99.2	Slides shown during Deluxe Corporation’s Analyst and Investor Day presentation on February 25, 2020 (furnished)
101.INS	XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover page interactive data file (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2020

DELUXE CORPORATION

/s/ Jeffrey L. Cotter

Jeffrey L. Cotter
Senior Vice President, Chief
Administrative Officer and
General Counsel

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